SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section l3 or l5(d) of the
                         Securities Exchange Act of l934


Date of Report (Date of earliest event reported) April 11, 1997
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                             SLM INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



         Delaware                    34-0-19596                 13-36-32297
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  (State of other juris-            (Commission               (I.R.S. Employer
diction of incorporation)           File Number)             Identification No.)


                               c/o Maska U.S., Inc.
            77 Route 25, Pierson Industrial Park, Bradford, VT 05033
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          (Address of principal executive offices)            (Zip Code)


                                 (518) 773-4401
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              (Registrant's telephone number, including area code)


         c/o Maska U.S., Inc., 9 Vose Farm Road, Peterborough, NH 03458
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          (Former name or former address, if changed since last report)


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Item 5.     Other Events.

            On April 11, 1997 (the "Effective Date"), the First Amended Joint Chapter 11 Plan of Reorganization, as amended (the "Plan"), of SLM International, Inc. (the "Company") became effective. The Plan, which had been confirmed by the United States Bankruptcy Court for the District of Delaware on January 23, 1997, provided for a significant de-leveraging of the Company's capital structure and the conversion of the majority of the Company's existing debt into one hundred percent of the equity of the reorganized entity (the "Reorganized Company") that was issued on the Effective Date.

            Pursuant to the Plan, on the Effective Date the Reorganized Company issued an aggregate of 6,500,000 shares of newly authorized common stock, $.01 par value (as adjusted to take account of fractional interests pursuant to the Plan) (the "New Common Stock"). The New Common Stock is principally owned by Wellspring Associates, L.L.C., a New York-based private investment firm, and a group of insurance companies including The Equitable Life Assurance Society of the United States, Phoenix Home Life Mutual Insurance Company, The Northwestern Mutual Life Insurance Company and GE Capital Assurance Company. The Reorganized Company expects that there will be approximately 20 to 30 holders of New Common Stock once all claims have been settled.

            The Company's former common stockholders (holding 19,859,679 shares of the Company's old common stock, $.01 par value (the "Common Stock")), received a total of 300,000 five-year warrants (each a "Warrant" and collectively, the "Warrants") to purchase an aggregate of 300,000 shares of New Common Stock at an exercise price of $16.92 per share (subject to adjustments for stock splits, stock dividends, recapitalization and similar transactions). Each holder of 67 shares of Common Stock received one Warrant to purchase, for cash, one share of New Common Stock, with no fractional Warrants issued. The Warrants may be exercised beginning on the Effective Date and ending on the fifth anniversary of the Effective Date. The Reorganized Company does not intend to list the New Common Stock or the Warrants on NASDAQ or a stock exchange.

            In the event of the sale of the Reorganized Company for aggregate consideration of $140,000,000 or more, each holder of a Warrant is entitled to exchange its Warrant for $1.67, for each share of New Common Stock for which its Warrant is then exercisable.


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            On the Effective Date of the Plan, the Board of Directors of
the Company was reconstituted to consist of Gerard B. Wasserman, Chief Executive Officer of the Company, Paul M. Chute, Martin S. Davis,
Douglas W. Rotatori and James C. Pendergast.

            As of the Effective Date of the Plan, the Company and two of its U.S. subsidiaries, Maska U.S., Inc. and #1 Apparel, Inc., entered into a new Credit Agreement (the "US Credit Agreement") with the lenders referred to therein (the "Lenders") and The Chase Manhattan Bank, as Agent ("Chase"). Simultaneously, one of the Company's Canadian subsidiaries, Sport Maska Inc., entered into a Credit Agreement (the "Canadian Credit Agreement" and, together with the US Credit Agreement, the "Credit Agreements") with The Chase Manhattan Bank of Canada ("Chase Canada"). The maximum amount of loans and letters of credit that may be outstanding under the Credit Agreements is $74,000,000, consisting of $35,000,000 revolving credit loans under the US Credit Agreement, $35,000,000 of revolving credit loans under the Canadian Credit Agreement and a $4,000,000 term loan under the US Credit Agreement. Borrowings under the Credit Agreements are guaranteed by certain subsidiaries and are secured by the assets (including, without limitation, accounts receivable, inventory and the stock of certain subsidiaries) of the Company, the two U.S. Subsidiaries referred to above and the Company's other subsidiaries which are guarantors.

            Borrowings under the US Credit Agreement will bear interest at the alternate base rate plus 1% per annum or at an interest rate based on LIBOR plus 2 3/4% per annum. Borrowings under the Canadian Credit Agreement will bear interest at Chase Canada's prime rate. In addition, the Company will be charged a quarterly commitment fee of 3/8 of 1% on the unused portion of the revolving credit facilities under the Credit Agreements and certain other fees.

            The Credit Agreements include customary affirmative and negative covenants, including those relating to capital expenditures, interest coverage and the incurrence of additional indebtedness.

            As of the Effective Date of the Plan, the Company also issued $29,500,000 principal amount of 14% Senior Secured Notes due April 1, 2004 (the "Senior Notes"), pursuant to an Indenture with The Bank of New York, as trustee. The Senior Notes were issued by the


                                       - 2 -

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Company as partial satisfaction of the Company's obligations to its former senior lenders.

            Interest is payable on the Senior Notes semi-annually at the rate of 14% per annum, with such interest rate being permanently reduced if the Company meets certain earnings tests. Further, of the initial 14% interest rate, 10% will be payable in cash and 4% will be payable by the issuance of additional Senior Notes. The Senior Notes amortize beginning October 1, 2001, with $4,000,000 in principal payable semi-annually thereafter and the balance of the principal amount of the Senior Notes payable at maturity on April 1, 2004.

            The Senior Notes will be guaranteed by certain subsidiaries and will be secured by the assets (including, without limitation, accounts receivable, inventory and the stock of certain subsidiaries) of the Company, the two U.S. Subsidiaries referred to above and the Company's other subsidiaries which are guarantors. The lien of the trustee for the benefit of itself and the Senior Noteholders will be junior to the liens of Chase and Chase Canada. The Indenture also includes customary affirmative and negative covenants.



Item 7.     Financial Statements and Exhibits.

      (c)  Exhibits

            99.1        Press Release dated April 14, 1997.




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                                     SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SLM INTERNATIONAL, INC.
                                   ---------------------------------
                                             (Registrant)


                                     /s/ RUSSELL J. DAVID
                                   ---------------------------------
                                          (Signature)
                                    Russell J. David
                                    Vice President, Finance



Date:  April 14, 1997


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                                    EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION
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99.1                          Press Release dated April 14, 1997.